Exhibit 23-d

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AT&T Inc. of our report dated March 3, 2005, relating to the financial statements of Omnipoint Facilities Network II, LLC (not separately included therein), which appears in the Annual Report on Form 10-K of AT&T Inc. for the year ended December 31, 2005.

By:	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Seattle, Washington

December 28, 2006